Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the Registration Statement on Form S-8 (Reg. No. 333-192149) of our report dated February 21, 2014, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries, which appear on this Form 10-K.

/s/ BDO USA, LLP

Dallas, Texas

February 21, 2014